Exhibit 23.1

Consent of Independent Auditors

Board of Directors
REGI U.S., Inc.

We consent to the use of our report dated August 12, 2003 on the financial statements of REGI U.S., Inc. as of April 2003 and 2002 that are included in the Company’s Form 10-KSB.

Dated this 13th day of August, 2003
Vancouver, Canada

Manning Elliott
Chartered Accountants